Exhibit 10.13

Summit Wireless Technologies, Inc.

2020 STOCK INCENTIVE PLAN

1. PURPOSE

The purpose of the Summit Wireless Technologies, Inc. 2020 Stock Incentive Plan (the “Plan”) is to promote the interests of Summit Wireless Technologies, Inc. (the “Company”) and its stockholders by allowing the Company to attract and retain senior managers, employees, directors, consultants, professionals and service providers during this period of unprecedented uncertainty and volatility in the COVID-19 environment who provide services to the Company, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). The Plan is expected to contribute to the attainment of these objectives by enabling the Company to pay Eligible Persons utilizing shares of common stock, par value $0.0001 per share, of the Company (“Shares”) in addition to cash and to grant to such Eligible Persons Shares which are restricted as provided in Section 6 of this Plan (“Restricted Stock”). In addition, the Plan is expected to contribute to the attainment of these objectives by providing for the grants to Eligible Persons of (i) the right to receive Shares at a specific future time (“Restricted Stock Units”) and (ii) stock options (“Options”), which Options may be exercised for Shares.

2. ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors (the Committee”), unless the Company does not have a Compensation Committee, in which case the Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan; to establish, amend and rescind any rules and regulations relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3. ELIGIBILITY

The class of individuals eligible to receive Restricted Stock, Restricted Stock Units or Options (the “Awards”) under the Plan shall be persons who are Eligible Persons (as defined above). Any holder of an Award granted under the Plan shall hereinafter be referred to as a “Participant,” an “Awardee,” or collectively as “Participants” or “Awardees.”

4. SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 7 hereof, the maximum number of Shares (including Shares underlying Options) that may be delivered to Participants under the Plan shall be limited to 650,000 shares of the Company’s common stock. The Shares to be delivered under the Plan may consist of either Shares authorized and reserved for the Plan or Shares subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

(b) In the event that, prior to the date the Plan shall terminate in accordance with Section 8 hereof, any Award granted under the Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Shares, or any Restricted Shares are forfeited back to the Company, then the Shares subject to such Award may be made available for subsequent Awards under the terms of the Plan.

5. GRANT, TERMS AND CONDITIONS OF OPTIONS

(a)    In General.   The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 5. No Incentive Stock Options (as that term is defined in Section 422 of the Code) shall be awarded under the Plan. All Options awarded under the Plan will be considered non-qualified stock options.

(b)    Duration.   The duration of each Option shall be as specified by the Committee.

(c)    Exercise Price.   The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price shall be at least 100 percent of the Fair Market Value of the Shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price.

For purposes of the Plan and except as may be otherwise explicitly provided in the Plan or in any Award agreement, the Fair Market Value of a Share at any particular date shall be determined according to the following rules:

(i)   If the Shares are not at the time listed or admitted to trading on any national securities exchange or the Nasdaq Stock Market (“Nasdaq”) or any of the OTC Markets (“OTC Markets”), then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Shares in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect;

(ii)   If the Shares are at the time listed or admitted to trading on any national securities exchange or NASDAQ, then Fair Market Value shall mean the Closing Price for the Shares on such date. The “Closing Price” on any date shall mean the last sale price for the Shares, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or Nasdaq; or

(iii)   If the Shares are at the time traded in the OTC Markets, the average of the closing bid and asked prices, regular way, for the Shares, in either case as reported in the OTC Markets with respect to securities listed or admitted to trading in the OTC Markets.

(d)    Method of Exercise.   Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the exercise price for the number of shares for which the Option is exercised. Shares subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e)    Payment Upon Exercise.   Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

In cash or by check, payable to the order of the Company;

By payment in cash or by check, payable to the order of the Company, of the par value of the Shares to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Participant’s recourse promissory note, in a form specified by the Committee and to the extent consistent with applicable law, secured by the Shares acquired upon exercise of the Option and such other security as the Committee may require;

Except as may otherwise be provided in the applicable Option agreement or approved by the Committee, in its sole discretion, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

By delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (1) the method of payment is then permitted under applicable law, (2) the Shares, if acquired directly from the Company, was owned by the Participant for a minimum period of time, if any, as may be established by the Committee in its sole discretion, and (3) the Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

By delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (1) the number of shares underlying the portion of the Option being exercised less (2) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the value of the Shares on the date of exercise and, at the election of the Participant, less (3) such number of shares as is equal in value to the withholding obligation (if any) provided in Section 10(e);

To the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration as the Committee may determine; or

By any combination of the above permitted forms of payment.

(f)    Vesting.   An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Option agreement.

(g)    Effect of Cessation of Employment or Service Relationship.   The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(h)    Transferability of Options.   An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(h), the Committee may in its discretion permit the Participant to transfer an Option to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(i)    No Rights as Stockholder.   A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option until becoming the record holder of the Shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 7.

6. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)    Restricted Stock and Restricted Stock Units.   The Committee may grant Awards in the form of shares of Restricted Stock and/or Restricted Stock Units (collectively, referred to as “Stock Awards”). Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the shares at their issue price or other stated or formula price (or to require forfeiture of the Shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(b)    Form of Payment.   Restricted Stock Units shall be paid in Shares.

(c)    Procedures Relating to Stock Awards.   A Restricted Stock agreement or Restricted Stock Unit agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

A holder of a Stock Award without restrictions or Restricted Stock shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the Shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such Shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock until the time (if at all) the Restricted Stock vests, and the Company will retain such dividends and pay them to the Participant upon vesting.

Except as otherwise provided in this Section 6, Restricted Stock shall become freely transferable by the Participant after all conditions and restrictions applicable to the Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(d)    Additional Matters Relating to Restricted Stock Units.

(i)   Each grant of Restricted Stock Units shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the period established by the Committee and set forth in the Restricted Stock Unit agreement (the “Deferral Period”) of such conditions as the Committee may specify.

(ii)   Each grant of Restricted Stock Units may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii)   Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such Deferral Period in the event of a Change in Control of the Company or other similar transaction or event. For the purposes of this Plan, “Change in Control” shall mean a merger or consolidation in which securities constituting more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons that do not own more than 50% of the combined voting power of the Company’s securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

(iv)   During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Shares issuable pursuant to the Restricted Stock Units and shall not have any right to vote such Shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such Shares in cash or additional Shares on a current, deferred or contingent basis.

(v)   Each grant of Restricted Stock Units shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

(vi)   Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of a Stock Award. Whether any such right shall apply to a particular Award shall be determined in the sole discretion of the Committee.

7. ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date (as defined below), there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares, the Board shall appropriately adjust the aggregate number of Shares (including Shares underlying Options) available for Awards under the Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

8. EFFECTIVE DATE, DURATION OF PLAN AMENDMENT AND TERMINATION

The Plan shall become effective on the date of the adoption of the Plan by the Board (the “Effective Date”). The Plan shall automatically terminate on the tenth (10th) anniversary of the Plan’s Effective Date. The Board may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; or (b) the rules of any exchange on or through which the Shares are then listed or traded. For the avoidance of doubt, this Plan shall be effective upon adoption by the Board, and shall be submitted to the stockholders of the Company for approval within twelve (12) months after adopted by Board. In the event that the stockholders of the Company shall not approve this Plan within such twelve (12) month period, this Plan shall terminate. If the Plan is terminated, as a result of not having been approved by stockholders during such 12-month period, automatic termination on the tenth (10) anniversary as provided in this Section 8 or pursuant to any other terms of the Plan, notwithstanding such termination, all Awards granted prior to such termination shall continue until they are terminated by their terms.

9. APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Shares (including Restricted Stock, Shares underlying Options, upon their exercise, and Shares issued in connection with Restricted Stock Units) shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies or securities exchanges as may be required. Notwithstanding the foregoing, no Shares, Restricted Stock, Restricted Stock Units or Options shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Shares issued under the Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Shares are then listed or traded, or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any stock certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 9 or other provisions of the Plan. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

10. MISCELLANEOUS

(a)   Transferability of Awards.   Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)   Documentation.   Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   No Guarantee of Employment or Continuation of Service Relationship.   Neither the Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a subsidiary, or give the Company or a subsidiary the right to require continued employment or services.

(d)   Rounding Conventions.   The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend, and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

(e)   Tax Withholding.   To the extent required by law, the Company (or a subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Shares by withholding from the Shares to be issued or by accepting delivery from the Participant of Shares already owned by him or her. If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in his or her name representing Shares legally and beneficially owned by him or her, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of Shares shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f)   Use of Proceeds.   The proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

(g)   Awards to Non-United States Persons.   Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 8, to obtain favorable tax treatment for Participants, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to the Committee.

(h)   Governing Law.   Compliance with Section 409A.   It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.